SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 9, 2008, Sanders Morris Harris Group Inc. (“SMHG”) received written notice from the management groups of Salient Partners, L.P. (“Salient”) and The Endowment Fund GP, L.P. (“TEF GP”) and The Endowment Fund Management, LLC (“TEF LLC”), the general partner and investment advisor, respectively, to The Endowment Master Fund, L.P. and The Endowment Registered Fund, L.P., initiating a process under which they have an option, if they so elect, to acquire SMHG’s interest in Salient, TEF GP, and TEF, LLC.

Pursuant to the terms of (a) the Contribution Agreement dated as of April 28, 2003, among SMHG and the other owners of Salient (the “Salient Partners”), pursuant to which Salient was formed, and (b) the Contribution and Option Agreement dated as of April 28, 2003, among SMHG, the Salient Partners, and MWY Consulting, LLC, pursuant to which SMHG acquired an interest in TEF GP, TEF LLC, and Endowment Advisers, L.P. (“EA LP”), subsequent to May 1, 2008, SMHG and the Salient Partners each have the right, at any time, exercisable by written notice to the other party, to offer to buy each other’s ownership interests in Salient, TEF GP, TEF, LLC, and EA LP. Under the procedure established by the agreements, following the giving of notice of an offer, the parties have 30 days to arrive at a mutually agreeable price. If the parties cannot agree on a price within such 30-day period, the price based on the fair market value of Salient, TEF GP, TEF, LLC, and EA LP, will be determined by independent appraisers selected by the parties. Following determination of the price, the Salient Partners have the first right exercisable within ten business days following the price determination to exercise their right to buy SMHG’s interest in Salient, TEF GP, TEF, LLC, and EA LP from SMHG. The purchase price is payable 50% in cash and the balance in the form of a promissory note maturing three years following its date of issuance and bearing interest at the prime rate. If the Salient Partners do not exercise their right to purchase SMHG’s interest in Salient, TEF GP, TEF, LLC, and EA LP, SMHG has the right to purchase the Salient Partners’ interests in such entities. If SMHG exercises its right to purchase Salient Partners’ interests, certain principals of Salient are obligated to enter into employment agreements with SMHG with a minimum term of two-years (which shall contain a coterminous non-compete provision) with compensation and upon terms mutually acceptable to the parties (but in no event with compensation less than that which is being received by a principal at such time). If following commencement of the process neither party exercises its right to purchase the other parties’ interests, the ownership would remain the same with the purchase right exercisable again at a future date by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ Ben T. Morris
Ben T. Morris,
Chief Executive Officer
Date: May 12, 2008